Exhibit 3.7
AMENDED AND RESTATED BYLAWS
OF
DELPHI CORPORATION
(Incorporated under the Laws of the State of Delaware)
As Amended Through [________], 2008

ARTICLE I
OFFICES AND RECORDS; CERTAIN DEFINITIONS
     Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle.
     Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the business of the Corporation may from time to time require and as may be authorized by the board of directors of the Corporation (the “BOARD OF DIRECTORS”) or the officers of the Corporation. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or place as may be determined from time to time by the Board of Directors.
     Section 1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or officers of the Corporation.
     Section 1.4 Certain Definitions. Except where otherwise explicitly provided, all references herein to the “CERTIFICATE OF INCORPORATION” shall mean the certificate of incorporation of the Corporation as from time to time amended or restated and in effect (including any certificates of designations filed under Section 151(g) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended and in effect from time to time (the “DGCL”)), starting with the Amended and Restated Certificate of Incorporation, dated [______], 2008, in effect on the date these Bylaws become effective. In the event of any amendment of these Bylaws that does not involve a complete restatement thereof, any reference herein to “THESE BYLAWS” or “HEREIN” or “HEREOF” or a like reference shall refer to these Bylaws as so amended. Any other capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Certificate of Incorporation.
ARTICLE II
ACTION BY STOCKHOLDERS
     Section 2.1 Annual Meetings. The annual meeting of stockholders of the Corporation (each, an “ANNUAL MEETING”) for the election of directors and to act on such other matters as may properly be brought before the meeting shall be held on such date and at such time as may be fixed by resolution of the Board of Directors, except as may otherwise be provided by law.
     Section 2.2 Special Meetings.
          (a) Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only (i) by the Board of Directors pursuant to a resolution approved by the Board of Directors, (ii) at any time prior to [insert date that is (2) years from the time of the “Effective Date” of the Corporation’s plan of reorganization], upon the request of the holders of (a) at least 15% of the combined voting power of all shares of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation (without reference to any terms of any Preferred Stock providing for special voting rights or restrictions with respect to particular matters) (the “VOTING STOCK”) then outstanding or (iii) at any time on or after [insert date that is (2) years from the time of the “Effective Date” of the Corporation’s plan of reorganization], upon the request of the holders of at least 10% of the combined voting power of all shares of Voting Stock. No business other than that stated in the notice (or any supplement thereto), which notice shall include the business requested to be considered by the holders of shares of the Corporation requesting such special meeting, shall be transacted at any special meeting. Each such meeting shall be held on such date and at such time, as the Board of Directors of the Corporation shall, in a resolution duly adopted by it, designate, which designation shall be made promptly (and in no event more than 10 days) after receipt of a written request stating the purposes thereof; provided, that the date so designated shall not be more than 75 days after receipt of a written request for such special meeting. Any stockholder seeking to call a special meeting of stockholders by written request pursuant to the Certificate of Incorporation or these Bylaws or as otherwise provided by law, shall deliver a notice thereof in written form to the Secretary of the Corporation. The provisions set forth in this Section 2.2 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation (other than a Non-Affiliated Transaction), unless the surviving corporation’s Certificate of Incorporation or Bylaws contains a provision to the same effect as this Section, except by the affirmative vote of the Requisite Holders (as such term is defined in the Certificate of Incorporation), subject to the terms of any series of preferred stock that may at the time be outstanding. For the purpose of these Bylaws, a “NON-AFFILIATED TRANSACTION” shall mean a merger or consolidation with a person or entity that is not an Affiliate (as such term is defined in Section 12b-2 of the Securities and Exchange Act of 1934, as amended) of the Corporation and which results in either (i) the Voting Stock of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the Voting Stock of the Corporation or such surviving, acquiring or resulting entity outstanding immediately after such transaction or (ii) a majority of the Corporation’s directors ceasing to be directors of the surviving, acquiring or resulting entity after the completion of such transaction.
          (b) The Board of Directors of the Corporation shall not be required to call a special meeting upon any stockholder’s request if (i) the Board of Directors has previously called an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which any stockholder validly requests a special meeting in accordance with this Section 2.2 and the purpose(s) of such meeting include the purpose(s) specified by such stockholder’s request, or (ii) an annual or special meeting of stockholders was held not more than six (6) months before any such request by any stockholder, which included the purpose(s) specified by such stockholder’s request.
     Section 2.3 Place of Meetings. The Board of Directors shall designate the place of meeting for any Annual Meeting or for any special meeting of the stockholders, either within or without the State of Delaware. If no designation is so made, the place of meeting shall be the principal office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the DGCL.
     Section 2.4 Notice of Meetings; Postponement or Cancellation. Written notice of a meeting of stockholders, stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, by the Corporation not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the stock transfer books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Only such business shall be conducted at a special meeting of stockholders of which notice (or any supplement thereto) shall have been given in accordance herewith. Any proper matter for stockholder action may be brought before any meeting of stockholders; provided that notice of any such matter to be brought before the meeting by any stockholder shall have been given to the Corporation as provided by Section 2.8 or 2.9 of these Bylaws. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived in accordance with Section 8.4 of these Bylaws by those not present or not provided notice. Any meeting of the stockholders of the Corporation, other than a special meeting called at the request of holders of shares of the Corporation in accordance with Section 2.2, may be postponed or cancelled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. A meeting of the stockholders called at the request of holders of shares in the Corporation in accordance with Section 2.2, may not be postponed or cancelled, except with the written consent of the holders of shares requesting such meeting.
     Section 2.5 Quorum and Adjournment.
          (a) Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the Voting Stock, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that, when specified business is to be voted on by one or more classes or series of stock voting as a class, unless otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the voting power on such matter of the shares of all such classes or series entitled to vote on such matter shall constitute a quorum for the transaction of such business.
          (b) Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting whether or not there is a quorum, shall be in the discretion of the chairman of the meeting where necessary for the proper and orderly conduct of the meeting (including, without limitation, where necessary to tabulate any vote the tabulation of which is necessary for the continued conduct of the meeting); provided, that at any special meeting of stockholders called at the request of stockholders pursuant to Section 2.2, any such determination of the chairman of the meeting to adjourn the meeting may be overruled by the holders of a majority of the Voting Stock present at the meeting in person or by proxy voting together as a single class and the Chairman shall provide holders of Voting Stock with an opportunity to vote on (which need not be by written ballot) such determination to adjourn.
          (c) Other than an announcement at the meeting of the time and place of the adjourned meeting, no notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum; provided that the vote required for the taking of any particular stockholder action shall nonetheless continue to be required for such action.
     Section 2.6 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate, which rules and regulations shall not be inconsistent with the Certificate of Incorporation or these Bylaws. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. In the event that neither the Executive Chairman of the Board nor the Chairman of the Board are able to attend any meeting of stockholders, the Board of Directors of the Corporation shall appoint a chairman for such meeting.

     Section 2.7 Proxies. At all meetings of stockholders, a stockholder may vote by proxy in writing (or in such other form as permitted by the DGCL) executed by the stockholder or by the stockholder’s duly authorized attorney-in-fact.
     Section 2.8 Notice of Stockholder Nominations and Other Proposed Stockholder Action.
          (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.8 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (b) who complies with the notice procedures set forth in this Section 2.8.
          (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
          (c) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
          (d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (c) a description of all agreements between such stockholder and each proposed nominee, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
          (e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.8. The chairman of any meeting of stockholders shall determine whether or not any such nomination was properly brought before any such meeting in accordance with the procedures set forth in this Section 2.8; provided, that any stockholder making any such nomination is informed of any deficiency in such nomination procedures as soon as practicable and given a reasonable opportunity (not fewer than fifteen (15) days following such notice) to cure any such deficiency.
     Section 2.9 Nature of Business at Meetings of Stockholders. (a) No business may be transacted at a meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before any Annual Meeting by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (b) who complies with the notice procedures set forth in this Section 2.9.
          (b) In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder (other than nominations addressed in Section 2.8), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
          (c) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

          (d) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all material agreements and any material interests of such stockholder in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting and (vi) any other information concerning the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder.
          (e) No business shall be conducted at a meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in Section 2.8 and this Section 2.9; provided, however, that once business has been properly brought before a meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any such business. The chairman of any meeting of stockholders shall determine whether or not any business brought before any such meeting was properly brought before such meeting in accordance with the procedures set forth in Section 2.8 and this Section 2.9; provided, that any stockholder bringing any such business before any such meeting is informed of any deficiency in such procedures as soon as practicable and given a reasonable opportunity (not fewer than fifteen (15) days following such notice) to cure any such deficiency.
     Section 2.10 Procedure for Election of Directors and Other Stockholder Votes. Election of directors at all meetings of the stockholders at which directors are to be elected need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins. The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors of election with respect to all votes at any annual or special meeting of stockholders, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall collect any ballots and tabulate all votes and make a report thereon and shall have the other duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting; provided, however, that procedural matters may be voted on by voice vote or other means, without a tabulation of votes.
     Section 2.11 Vote Required for Stockholder Action. Subject to the rights (if any) of the holders of any series of preferred stock to elect directors from time to time as provided by the Certificate of Incorporation, a plurality of the votes cast in favor of a nominee at the meeting shall be required for, and sufficient to, elect a director. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws (including with respect to removal of directors and the calling of special stockholder meetings), in all matters other than the election or removal of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting and entitled to vote on a matter presented to the meeting and voting in favor of or against the matter presented shall be required for, and sufficient to constitute, the act of the stockholders on such matter. In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal.
     Section 2.12 Consent of Stockholders in Lieu of Meeting. (a) Unless otherwise provided by law or in the Corporation’s Certificate of Incorporation, subsequent to [insert date that is two (2) years after the Effective Time], any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, prior to soliciting any such consent from any stockholder of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no resolution fixing a record date has been adopted by the Board of Directors within ten (10) days after the date on which such a request is received, when no prior action by the Board of Directors is required by applicable law for the taking of the corporate action proposed to be taken, the record date in respect thereof shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no resolution fixing a record date has been adopted by the Board of Directors and prior action by the Board of Directors is required by applicable law for the taking of the corporate action proposed to be taken, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
          (b) Notwithstanding anything in this Section 2.12 to the contrary, stockholders of the Corporation shall not be permitted to act by written consent to the extent that (i) prior to the earlier of (A) the date on which any stockholder validly requests that the Board of

Directors adopt a resolution to fix a record date for such action by written consent in accordance with this Section 2.12 or (B) the first signed written consent setting forth the action to be taken or proposed to be taken is delivered to the attention of the Secretary of the Corporation (the earlier such date being the “CONSENT REQUEST DATE”) the Board of Directors has called an annual or special meeting of stockholders to be held not later than ninety (90) days after the Consent Request Date and the purpose(s) of such meeting include the purpose(s) specified by such stockholder’s request or consent, as the case may be, or (ii) an annual or special meeting of stockholders was held not more than six (6) months before the Consent Request Date, which included the purpose(s) specified by such stockholder’s request or consent, as the case may be.
          (c) The provisions set forth in this Section 2.12 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation (other than a Non-Affiliated Transaction), unless the surviving corporation’s Certificate of Incorporation or Bylaws contains a provision to the same effect as this Section, except by the affirmative vote of the Requisite Holders (as such term is defined in the Certificate of Incorporation), subject to the terms of any series of preferred stock that may at the time be outstanding.
     Section 2.13 Record Date. So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 2.14 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
ARTICLE III
BOARD OF DIRECTORS
     Section 3.1 General Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as otherwise provided by the Certificate of Incorporation, the number of directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the total number of directors then in office. Except as otherwise provided in the Certificate of Incorporation, the directors of the Board of Directors shall be elected at the Annual Meeting or a special meeting called for such purpose, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.
     Section 3.2 Regular Meetings. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings without other notice than such resolution.
     Section 3.3 Special Meetings. Special meetings of the Board of Directors may be called by the Executive Chairman of the Board or the Chairman of the Board, any Vice Chairman of the Board (if any), the Chief Executive Officer and/or President or at least three (3) directors then in office. The person or persons authorized to call a special meeting of the Board of Directors may fix the place, date and time of the meeting. Upon request by the person or persons authorized to call a special meeting, the Secretary shall give any requisite notice for the meeting. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer and/or President, the Executive Chairman of the Board or the Chairman of the Board or a majority of the directors serving on such committee.
     Section 3.4 Notice of Meetings. Notice of any special meeting of directors shall be given to each director in a writing addressed to such person’s business address or principal residence (as the Secretary has most recently been advised of) and sent by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or given to the director orally. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, or other means of electronic transmission such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If given orally (by telephone or in person) or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting, or on such shorter notice as the person or persons calling such meeting may reasonably deem necessary or appropriate in the circumstances. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors then in office are present or if all directors then in office waive in writing notice of the meeting either before or after such meeting.
     Section 3.5 Action by Written Consent In Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 3.6 Telephonic Participation in Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting; provided, however, that provision of such means for telephonic participation shall be in the discretion of the Board of Directors.
     Section 3.7 Quorum; Vote Required for Action. Except as otherwise required by law, the Certificate of Incorporation, a quorum for the transaction of business by the Board of Directors at a meeting thereof shall be a majority of the total number of directors then in office, but, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without notice to all the directors not present of the time and place of the adjourned meeting; provided, however, that no adjourned meeting shall continue past the date for which the next notice of meeting is given or the next regular meeting is scheduled. Except as otherwise required by law, the Certificate of Incorporation and these Bylaws (including, without limitation, Section 3.9 of these Bylaws), the affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the meeting is convened shall be the act of the Board of Directors. The directors present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave less than a quorum; provided that the votes required for the taking of any particular action shall nonetheless continue to be required for such action to be taken.
     Section 3.8 Removal, Vacancies and Additional Directors. Prior to the Classified Board Expiration Date (as defined in the Certificate of Incorporation) and subject to the Certificate of Incorporation, any director or the whole Board of Directors may be removed from office at any time, but only for cause. From and after the Classified Board Expiration Date and subject to the Certificate of Incorporation, any director or the whole Board of Directors may be removed from office at any time, with or without cause. Except as otherwise prohibited by law or otherwise provided by the Certificate of Incorporation, the stockholders may remove any director and fill any vacancy on the Board of Directors created by such removal; provided, that whenever any director shall have been elected by the holders of any class or series of stock of the Corporation voting separately as a class or series under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class or series of stock. Vacancies caused by any removal and not filled by the stockholders, or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the total number of directors then in office; provided, that whenever any director shall have been elected by the holders of any class or series of stock of the Corporation voting separately as a class or series under the provisions of the Certificate of Incorporation, such director may be removed and the vacancy filled only by the holders of that class or series of stock. Any director elected to fill any vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal.
     Section 3.9 Board Approval Policies. The Board of Directors by resolution adopted by the affirmative vote of a majority of the total number of directors then in office shall establish such policies for the Corporation with respect to the categories of matters which shall require the approval of the Board of Directors or a committee thereof prior to the Corporation taking action to put such a matter into effect, as the Board of Directors shall from time to time consider appropriate for the exercise of effective oversight of the Corporation’s business and affairs by the Board of Directors. Any such resolution or resolutions may provide that the approval by the Board of Directors required for a particular category of matter shall require the affirmative vote of a number of directors greater than that which would otherwise be required by Section 3.7 of these Bylaws (but not greater than 80% of the total number of directors then in office and any such greater vote requirement established by such resolution requiring the affirmative vote of a number of directors greater than that which would otherwise be required by Section 3.7 of these Bylaws shall have the same force and effect as if set forth in these Bylaws; provided, however, that such resolution shall have been adopted by the like affirmative vote of the Board of Directors as that required by such resolution for such approval of the Board of Directors; provided, further, that any such resolution that has been adopted by the Board of Directors may be rescinded or amended only by the affirmative vote of a majority of the total number of directors then in office. The following matters shall require the approval of the Board of Directors prior to the Corporation taking action to put such matter into effect, in each case pursuant to specific board approval policies and delegations of authority adopted by the board of directors: (i) the approval of quarterly capital or operating budgets for the following year presented on an annual basis; (ii) specified expenditures not contemplated by previously approved capital or operating budgets; (iii) issuances of equity securities or rights to acquire equity securities; (iv) specified debt or lease financings or guarantees or the grant of liens, mortgages or security interests over assets; or (v) specified employment, compensation and severance arrangements; provided, that any such board approval policy and delegation of authority shall, at any time there are any Series A Directors on the Board, require the approval of a majority of such Series A Directors, which approval shall not be unreasonably withheld.
     Section 3.10 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for service as committee members.
     Section 3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors present at a meeting may be counted in determining the presence of a quorum at such meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
     Section 3.12 Committees of the Board of Directors.
          (a) Designation of Committees. Except as set forth in the Certificate of Incorporation, the Board of Directors may by resolution designate one or more committees in addition to the standing committees of the Board of Directors hereinafter provided for, consisting of one or more directors of the Corporation, which, to the extent authorized in any resolution of the Board of Directors or these Bylaws and permissible under the laws of the State of Delaware and the Certificate of Incorporation, shall have and may exercise any or all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.
          (b) Vacancies on Committees. Except as set forth in the Certificate of Incorporation, the Board of Directors by resolution shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any such committee.
          (c) Seal. Any committee of the Board of Directors may authorize the seal of the Corporation to be affixed to any papers which may require it pertaining to matters within the committee’s authority.
          (d) Alternate Members of Committee. The Board of Directors may designate one or more directors as alternate members of any committee (by the same vote required to elect a regular member of the committee), who may replace any absent or disqualified member at any meeting of the committee. The presence of such an alternate at a meeting of the committee shall count towards the quorum for such meeting and the vote or consent of such an alternate shall have the same force and effect as that of a regular member of the committee.
          (e) Committee Procedures; Quorum; Vote Required For Action. A majority of any committee may determine its procedures for conduct of business and fix the time and place of its meetings, unless the Board of Directors shall by resolution otherwise provide. Notice of such meetings shall be given to each member of the committee in the same manner as provided for meetings of the Board of Directors by Section 3.4 of these Bylaws. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required. Except as otherwise provided by resolution of the Board of Directors, a quorum for the transaction of business by a committee at a meeting thereof shall be a majority of the members and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.
          (f) Committees of the Corporation. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of one or more officers, employees or persons who are not directors of the Corporation to conduct any part of the business or affairs of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.
          (g) Standing Committees. The following committees shall be standing committees of the Board of Directors, the Audit Committee, the Compensation and Executive Development Committee and the Nominating, Corporate Governance and Public Issues Committee. Except as set forth in the Certificate of Incorporation, the members and chairmen of each standing committee of the Board of Directors shall be elected annually by the Board of Directors at its first meeting after each Annual Meeting of Stockholders or at any other time as the Board of Directors shall determine, but each such committee shall have at least three members. No officer or employee of the Corporation or any subsidiary of the Corporation shall be a member of the Audit Committee or the Nominating, Corporate Governance and Public Issues Committee. No officer or employee of the Corporation or any subsidiary of the Corporation shall be a member of the Compensation and Executive Development Committee.
          (h) Audit Committee. The Audit Committee shall have responsibility, and may exercise such powers and authority as may be necessary, to select and retain, and to establish the scope of, and oversee the annual audit to be conducted by, the independent auditors for the Corporation and its consolidated subsidiaries, such selection and retention for the ensuing calendar year to be made annually in advance of the Annual Meeting. Such selection and retention may be submitted to the stockholders for ratification or rejection at such meeting. The Audit Committee shall have such other responsibilities, and such powers and authority, as are normally incident to the functions of an audit committee or as may be determined by the Board of Directors. The members of the Audit Committee shall not be eligible to participate in any incentive compensation plan for employees of the Corporation or any of its subsidiaries.
          (i) Compensation and Executive Development Committee. The Compensation and Executive Development Committee shall determine the compensation of: (a) employees of the Corporation who are directors of the Corporation and (b) after considering the recommendations of the Chief Executive Officer and/or the President of the Corporation, all officers of the Corporation or any other employee of the Corporation or any of its direct or indirect subsidiaries who occupy such other positions as may be designated by the committee from time to time.
          (1) Where any employee benefit or incentive compensation plan affects employees of the Corporation or its subsidiaries whose compensation is to be determined or is subject to review by the Compensation and Executive Development Committee, such plan shall first be submitted to the committee for its review. Any such plan or amendment or modification shall be made effective with respect to such employees only if and to the extent approved by the committee. The committee also shall have and may exercise the powers and authority granted to it by any incentive compensation plan for employees of the Corporation or any of its subsidiaries.
          (2) The Compensation and Executive Development Committee shall serve as named fiduciary of all benefit plans of the Corporation and its subsidiaries covered by the Employee Retirement Income Security Act of 1974, as from time to time amended, except to the extent that a different person, committee or entity is so designated by the documents governing such plans as approved by the Compensation and Executive Development Committee or the Board of Directors.
          (3) Subject to any limitations set forth in the Certificate of Incorporation, the Compensation and Executive Development Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board of Directors.
          (j) Nominating, Corporate Governance and Public Issues Committee.
          (1) Subject to any limitations set forth in the Certificate of Incorporation, the Nominating, Corporate Governance and Public Issues Committee shall be responsible for matters relating to the governance of the Corporation, except as otherwise explicitly allocated by these Bylaws, to the Audit Committee or the Compensation and Executive Development Committee. The committee also shall, upon its own initiative or otherwise, inquire as it considers appropriate into all phases of the Corporation’s business activities that relate to matters of public policy. The committee may make recommendations to the Board of Directors to assist it in the formulation and adoption of basic policies calculated to promote the best interests of the Corporation and the communities in which it operates.
          (2) The Nominating, Corporate Governance and Public Issues Committee shall also be responsible for matters relating to service on the Board of Directors, subject to any policies adopted by the Board of Directors. The committee from time to time shall conduct studies of the size and composition of the Board of Directors. Prior to each Annual Meeting, subject to any limitations set forth in the Certificate of Incorporation, the committee shall recommend to the Board of Directors the individuals to constitute the nominees of the Board of Directors, for whose election the Board of Directors will solicit proxies. Subject to any limitations set forth in the Certificate of Incorporation, the committee shall review the qualifications of individuals for consideration as director candidates and shall recommend to the Board of Directors, for its consideration, the names of individuals for election by the Board of Directors. In addition, the committee shall from time to time conduct studies and make recommendations to the Board of Directors regarding compensation of directors.
          (3) Subject to any limitations set forth in the Certificate of Incorporation, the Nominating, Corporate Governance and Public Issues Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board of Directors or as explicitly allocated by these Bylaws.
     Section 3.13 Minutes of the Board of Directors and Certain Other Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and its committees, and of any actions thereof not taken at a meeting, and of the meetings of the stockholders and of any actions thereof not taken at a meeting, and appropriate stock transfer books and registers and such other books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
ARTICLE IV
OFFICERS
     Section 4.1 Officers. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation, the Board of Directors shall elect, as officers of the Corporation, either a Chairman of the Board or an Executive Chairman of the Board, as applicable, a Chief Executive Officer and/or a President, as applicable, a Chief Financial Officer, a Treasurer, a General Counsel, a Secretary, and such other officers (including, without limitation, one or more Vice Chairmen, a Controller, and such Vice Presidents, Senior Vice Presidents and Executive Vice Presidents) as the Board of Directors from time to time shall determine to be appropriate for the conduct of the governance and affairs of the Corporation. Each of the officers elected by the Board of Directors shall have such powers and duties as are provided by these Bylaws, the Certificate of Incorporation and determined by the Board of Directors or a committee thereof and, subject thereto, as customarily pertain to their respective offices. The Board of Directors or any committee thereof may from time to time also elect, or the Chairman of the Board or the Executive Chairman of the Board, or the Chief Executive Officer and/or the President may appoint, such subordinate officers (including one or more Assistant Vice Presidents, Assistant General Counsel, Assistant Controllers, Assistant Secretaries and Assistant Treasurers), as the Board of Directors or such officer shall determine to be appropriate for the conduct of the business and affairs of the Corporation; provided that the Board of Directors shall be notified of the appointment by the Chairman of the Board or the Executive Chairman of the Board or the Chief Executive Officer and/or the President of any such subordinate officer. Such subordinate officers shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board of Directors or a committee thereof or, if appointed thereby, by the Chairman of the Board or the Executive Chairman of the Board or the Chief Executive Officer and/or the President, as the case may be. Except as provided by law or the Certificate of Incorporation, two or more offices may be held by one individual. The Board of Directors shall designate from among the officers, a chief financial officer and a chief accounting officer.
     Section 4.2 Election and Term of Office. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation or as set forth in this Section 4.2, the elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the Annual Meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or incapacity or until he shall resign or be removed pursuant to Section 4.10 of these Bylaws.
     Section 4.3 Chairman of the Board or Executive Chairman of the Board; Vice Chairmen of the Board.
          (a) Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation or Section 2.6 of these Bylaws, the Chairman of the Board or the Executive

Chairman of the Board shall (if present) preside at and act as chairman for all meetings of the stockholders and of the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, the Chairman of the Board may also serve as Chief Executive Officer of the Corporation and may also serve as the President, if so elected by the Board of Directors. The Chairman of the Board shall be chosen from among the directors of the Corporation.
          (b) The directors also may elect one or more Vice-Chairmen to act in the place of the Chairman of the Board or the Executive Chairman of the Board upon his or her absence or inability to act and to have such other responsibilities, and powers and authority, as may be determined by the Board of Directors.
     Section 4.4 Chief Executive Officer and/or the President. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation, the Chief Executive Officer and/or the President shall be responsible for the general supervision of the management and the policies and affairs of the Corporation and shall perform the duties, and have the powers and authority, customarily incidental to such office and all such other duties, powers and authority as are determined by the Board of Directors. As chief executive of the Corporation, he or she shall be responsible for keeping the Board of Directors and, if there be one, the Executive Chairman of the Board, reasonably informed about the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof and, if there be one, the Executive Chairman of the Board, are carried into effect. The Chief Executive Officer and/or the President shall act in a general executive capacity and shall consult with the Chairman of the Board or the Executive Chairman of the Board in the general supervision of the management and the policies and affairs of the Corporation and shall supervise the day-to-day operations of the Corporation. The Chief Executive Officer and/or the President, if he or she is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board or the Executive Chairman of the Board, perform all duties of the Chairman of the Board or the Executive Chairman of the Board and preside at all meetings of stockholders of the Corporation and of the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, the President may also serve as Chief Executive Officer of the Corporation, if so elected by the Board of Directors.
     Section 4.5 Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller, if there be one. The Chief Financial Officer shall perform such other duties as are customarily incident to such office. The Chief Financial Officer shall have such further powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the Executive Chairman of the Board or Chief Executive Officer and/or the President.
     Section 4.6 Vice Presidents. The Board of Directors may elect such Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, with such powers, authority and duties, as the Board of Directors shall determine to be appropriate for the conduct of the business and affairs of the Corporation. The Vice Presidents shall have such power and duties and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the Executive Chairman of the Board and the

Chief Executive Officer and/or the President. Assistant Vice Presidents shall have such of the powers, authority and duties of the Vice Presidents they assist as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board, the Executive Chairman of the Board, the Chief Executive Officer and/or the President or such Vice President and during the absence or the disability of such Vice President, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate to the conduct of the business and affairs of the Corporation.
     Section 4.7 Treasurer; Assistant Treasurers. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of the funds, including cash-equivalent securities, of the Corporation. The Treasurer shall cause the funds of the Corporation to be deposited in such banks, other depository institutions and brokerage firms as may be authorized by the Board of Directors or designated in such manner as may be provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the Executive Chairman of the Board or Chief Executive Officer and/or the President. Assistant Treasurers shall have such of the powers, authority and duties of the Treasurer as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board or the Executive Chairman of the Board or the Chief Executive Officer and/or the President or the Treasurer and, during the absence or the disability of the Treasurer, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.
     Section 4.8 General Counsel; Assistant General Counsel. The General Counsel shall be the chief legal officer of the Corporation, shall exercise general supervision of the Corporation’s legal affairs and may represent, or designate counsel to represent, the Corporation before any court, regulatory or investigative body or arbitral or other tribunal. The General Counsel shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the Executive Chairman of the Board or the Chief Executive Officer and/or the President. Assistant General Counsels shall have such of the powers, authority and duties of the General Counsel as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board or the Executive Chairman of the Board or the Chief Executive Officer and/or the President or the General Counsel and, during the absence or disability of the General Counsel, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.
     Section 4.9 Secretary; Assistant Secretaries. The Secretary shall keep or cause to be kept minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; shall see that all notices of meetings thereof or actions taken thereby are duly given in accordance with the provisions of these Bylaws; provided that, if the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chairman of the Board or the Executive Chairman of the Board or the Chief Executive Officer and/or the President may choose another officer to cause such notice to be given. As required by law, the Secretary shall be custodian of the seal of the Corporation and may cause it to be affixed to all stock certificates of the Corporation (unless the seal of the

Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all other documents to be executed on behalf of the Corporation under its seal; shall certify or attest to actions of the Board of Directors, the committees thereof, or the stockholders or officers of the Corporation and shall see that all such certificates and other documents required by law to be kept and filed are properly kept and filed; and, in general, shall perform all the duties customarily incident to the office of secretary of a corporation. The Secretary shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, a committee thereof the, Chairman of the Board or the Executive Chairman of the Board, the Chief Executive Officer and/or the President or, as to legal matters, the General Counsel. Assistant Secretaries shall have such of the powers, authority and the duties of the Secretary as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board, or the Executive Chairman of the Board, the Chief Executive Officer and/or the President or the Secretary and during the absence or disability of the Secretary, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.
     Section 4.10 Agents; Employees. The Board of Directors, a committee thereof and each officer of the Corporation may appoint such employees or other agents to perform any of its responsibilities and to exercise any of its powers as may be permitted by law.
     Section 4.11 Removal. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation or as otherwise set forth in this Article IV, any officer elected, or agent appointed, by the Board of Directors or a committee thereof and any subordinate officer or employee or agent appointed by the Board of Directors, a committee thereof, the Executive Chairman of the Board or the Chairman of the Board, the Chief Executive Officer and/or the President may be removed by the Board of Directors, a committee or the officer who appointed such subordinate officer, employee or agent whenever, in the judgment thereof, the best interests of the Corporation would be served thereby. No officer shall have any rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment or other contract or under an employee benefit plan.
     Section 4.12 Vacancies. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation, a newly created office and any vacancy in any elected office arising for any reason may be filled by the Board of Directors or a committee thereof. Any vacancy in a subordinate office appointed by the Chairman of the Board, the Executive Chairman of the Board, the Chief Executive Officer and/or the President arising for any reason may be filled by the Chairman of the Board, the Executive Chairman of the Board or the Chief Executive Officer and/or the President.
ARTICLE V
INDEMNIFICATION OF DIRECTORS, OFFICERS, EXECUTIVES,
MANAGERIAL EMPLOYEES, EMPLOYEES AND AGENTS
     Section 5.1 Indemnification Respecting Third Party Claims.

          (a) Indemnification of Directors, Officers, Executives and Managerial Employees. The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify in accordance with the following provisions of this Article V any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, executive or managerial employee of the Corporation, or, such person is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, executive, managerial employee, employee or agent (a “SUBSIDIARY OFFICER”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an “AFFILIATED ENTITY”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, executive, managerial employee, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 5.6 of these Bylaws.
          (b) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director, officer, executive or managerial employee under Section 5.1(a) of these Bylaws.
     Section 5.2 Indemnification Respecting Derivative Claims.
          (a) The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify, in accordance with the following provisions of this Article V, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, executive or managerial employee of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director, officer, executive or managerial employee of the Corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Executive Chairman of the Board, the Chairman of the Board, a Vice Chairman or the Chief Executive Officer and/or the President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 5.6 of these Bylaws.
          (b) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director, officer, executive or managerial employee under Section 5.2(a) of these Bylaws.
     Section 5.3 Determination of Entitlement to Indemnification. Any indemnification to be provided under Section 5.1 or Section 5.2 of these Bylaws (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding or (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders entitled to vote thereon. In the event a request for indemnification is made by any person referred to in Section 5.1(a) or Section 5.2(a) of these Bylaws, the Corporation shall use its best efforts to cause such determination to be made not later than ninety (90) days after such request is made.
     Section 5.4 Right to Indemnification In Certain Circumstances.

          (a) Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article V, to the extent that a director, officer, executive, managerial employee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (a) or (b) of Section 5.1 or Section 5.2 of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.
          (b) Indemnification for Service As a Witness. To the extent any person who is or was a director, officer, executive or managerial employee of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of his or her services as a director, officer, executive or managerial employee of the Corporation or his or her service as a Subsidiary Officer of an Affiliated Entity but excluding service as a witness in an action or suit commenced by such person, the Corporation shall indemnify such person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within forty-five (45) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article V to compensate such person for such person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director, officer, executive or managerial employee of the Corporation pursuant to the foregoing sentence of this paragraph.
     Section 5.5 Advances of Expenses.
          (a) Advances to Directors, Officers, Executives and Managerial Employees. Expenses and costs, incurred by any person referred to in Section 5.1(a) or Section 5.2(a) of these Bylaws in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article V.
          (b) Advances to Employees and Agents. Expenses and costs incurred by any person referred to in Section 5.1(b) or Section 5.2(b) of these Bylaws in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article V.

     Section 5.6 Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article V, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article V, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, executive, managerial employee, employee or agent of the Corporation and as to action in any other capacity.
     Section 5.7 Corporate Obligations; Reliance. The provisions of this Article V shall be deemed to create a binding obligation on the part of the Corporation to the persons who from time to time are elected officers or directors of the Corporation, and such persons in acting in their capacities as officers, directors, executives or managerial employees of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article V, without giving notice thereof to the Corporation.
     Section 5.8 Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article V shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article V. The right of any person who is or was a director, officer, executive, managerial employee, employee or agent of the Corporation or a Subsidiary Officer of an Affiliated Entity to indemnification or advancement of expenses as provided under the foregoing provisions of this Article V shall continue after he or she shall have ceased to be a director, officer, executive, managerial employee, employee or agent or Subsidiary Officer of an Affiliated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.
     Section 5.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, executive, managerial employee, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or applicable law.
     Section 5.10 Definitions of Certain Terms. For purposes of this Article V, (i) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, executives, managerial employees, employees or agents, so that any person who is or was a director, officer, executive, managerial employee, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, executive, managerial employee, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, member, trustee, fiduciary, executive, managerial employee, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, executive, managerial employee, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article V.
ARTICLE VI
STOCK CERTIFICATES AND TRANSFERS
     Section 6.1 Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors or appropriate officers of the Corporation may from time to time prescribe in accordance with the DGCL, the Certificate of Incorporation and these Bylaws; provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated. Any such resolution, however, shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person’s attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of such signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as required by the DGCL and as the Board of Directors may by resolution prescribe. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     Section 6.2 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount (if any), upon such terms and secured by such surety, as the Board of Directors or an appropriate officer may in its, his or her discretion require.
ARTICLE VII
CONTRACTS, PROXIES, ETC.

     Section 7.1 Contracts. Except as otherwise explicitly prohibited or required by law, the Certificate of Incorporation or these Bylaws, any contract or other instrument may be executed and delivered in the name and on the behalf of the Corporation, and under its corporate seal, by such officer or officers, or such employee or employees or other agent or agents, of the Corporation as by or pursuant to these Bylaws may be authorized to act on the subject matter thereof, (and within any such limits as may have been established by the Board of Directors) without further specific direction thereunto from the Board of Directors.
     Section 7.2 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, or the Executive Chairman of the Board, the Chief Executive Officer and/or the President or any Vice President or any other officer authorized to do so by the Board of Directors may from time to time act or appoint an attorney or attorneys or agent or agents of the Corporation to act, in the name and on behalf of the Corporation, to cast any votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other company, at meetings of the holders of the stock or other securities of such other company, or to consent in writing, in the name of the Corporation as such holder, to any action by such other company or to waiver of any notice, or to exercise or waive any right appurtenant to such stock or other securities and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent or waiver or exercising or waiving any such right, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem appropriate for the conduct of the business and affairs of the Corporation.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.
     Section 8.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation. Subject to the terms of the Certificate of Incorporation, so that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. Subject to the terms of the Certificate of Incorporation, if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 8.3 Seal. The corporate seal shall have inscribed thereon the words Corporate Seal, the year of incorporation and the word Delaware. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 8.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.
     Section 8.5 Annual Audit. The accounts, books and records of the Corporation and its consolidated subsidiaries shall be audited upon the conclusion of each fiscal year by a firm of independent certified public accountants selected and retained by the Audit Committee of the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.
     Section 8.6 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 8.7 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
     Section 8.8 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice or by electronic transmission of such resignation to the Chairman of the Board or the Executive Chairman of the Board, the Chief Executive Officer and/or the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board or the Executive Chairman of the Board, the Chief Executive Officer and/or the President or the Secretary, or at such later time as is specified therein. No acceptance or other formal action shall be required of the Board of Directors, the stockholders or any officers to make any such resignation effective.
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